UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The NASDAQ Stock Market LLC
Warrants	HSCSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2025, HeartSciences Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Stock Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. In its quarterly report for the period ended January 31, 2025, the Company reported stockholders’ equity of $1,786,689, and, as of March 19, 2025, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations, and as a result, does not currently satisfy Listing Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of the Company’s common stock or public warrants, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. Nasdaq’s letter provides the Company with 45 calendar days, or until May 5, 2025, to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from March 19, 2025, to evidence compliance. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq staff. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted and the extension granted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before an independent panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company intends to submit the compliance plan by the Nasdaq deadline.

If trading in the Company’s common stock or public warrants is suspended on Nasdaq or the common stock or the public warrants are delisted by Nasdaq for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the common stock and the public warrants; reduce the number of investors willing to hold or acquire the common stock; negatively impact the Company’s ability to access equity markets and obtain financing; and impair the Company’s ability to provide equity incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date:	March 21, 2025	By:	/s/Andrew Simpson
		Name:	Andrew Simpson
		Title:	President, Chief Executive Officer and Chairman of the Board of Directors

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